      As filed with the Securities and Exchange Commission on March 5, 1999
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ALLEGIANCE TELECOM, INC.
             (Exact name of registrant as specified in its charter)

                Delaware
     (State or other jurisdiction of                          75-2721491
     incorporation or organization)                        (I.R.S. Employer
                                                          Identification No.)
        1950 Stemmons Freeway
             Suite 3026
            Dallas, Texas                                       75207
(Address of Principal Executive Offices)                      (Zip Code)

         ALLEGIANCE TELECOM, INC. EMPLOYEE STOCK DISCOUNT PURCHASE PLAN
                            (Full Title of the Plan)

                                Royce J. Holland
                Chairman of the Board and Chief Executive Officer
                            Allegiance Telecom, Inc.
                              1950 Stemmons Freeway
                                   Suite 3026
                               Dallas, Texas 75207
                                 (214) 261-7100
            (Name, address including zip code, and telephone number,
                   including area code, of Agent for Service)

                                    Copy to:

                            Mark B. Tresnowski, Esq.
                    Senior Vice President and General Counsel
                            Allegiance Telecom, Inc.
                          4 Westbrook Corporate Center
                                    Suite 400
                           Westchester, Illinois 60154
                                 (708) 836-5200

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------

                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
  TITLE OF SECURITIES TO BE        AMOUNT TO BE       OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
         REGISTERED               REGISTERED(1)            SHARE(2)               PRICE                 FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share...........     2,305,718 shares (3)        $22.9375           $ 52,887,407           $ 14,703
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(c) and (h), solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported for the Common Stock on the Nasdaq National Market on March 3, 1999, of $22.9375.

(3) Shares reserved for issuance under the Allegiance Telecom, Inc. Employee Stock Discount Purchase Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission, either as part of this Form S-8 Registration Statement or as prospectuses or prospectus supplements pursuant to Rule
         424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Allegiance Telecom, Inc. Employee Stock Discount Purchase Plan are available without charge by contacting:


                                Patricia E. Koide
             Senior Vice President of Human Resources, Real Estate,
                         Facilities and Administration
                            Allegiance Telecom, Inc.
                          4 Westbrook Corporate Center
                                    Suite 400
                           Westchester, Illinois 60154
                                 (708) 836-5200

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. The following documents, which have been filed by Allegiance Telecom, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

                  (a) The Company's Prospectus, dated June 30, 1998, filed pursuant to Rule 424(b) of the Securities Act, which relates to the Company's Registration Statement on Form S-1 (Registration File No. 333-53475).

                  (b) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 23, 1998, which incorporated by reference the section titled "Description of Capital Stock" contained in the Prospectus as part of the Company's Registration Statement on Form S-1 (Registration File No. 333-53475).

                  (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12, 1998.

                  (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, filed with the Commission on November 5, 1998.

                  (e) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES. Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. The validity of the Common Stock to be issued under the Plan will be passed upon for the Company by Mark B. Tresnowski, its Senior Vice President and General Counsel. Mr. Tresnowski (a) owns 3,000 shares of Common Stock and (b) has stock options to purchase 330,000 shares of Common Stock at an exercise price of $1.00 per share.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article X, Part A, of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") includes such a provision.

The Company's Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Company or, while a Director or officer of the Company, is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights then permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgment, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators under the Restated Certificate. This right of indemnification is a contractual right and includes the obligation of the Company to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the DGCL requires, an advance of expenses incurred by indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

The Company plans to enter into indemnification agreements with its current Directors and executives officers substantially in the form previously filed with the Commission by the Company and anticipates entering into such agreements in the future with any new Director or executive officer.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.


ITEM 8.  EXHIBITS. An Exhibit index is located on page 8.

        Number                          Description
        ------                          -----------

         3.1 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12, 1998.

         3.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12, 1998.

         4.1 Form of certificate representing shares of Common Stock, $.01 par value per share, incorporated by reference to Exhibit 4.5 of the Company's Registration Statement on Form S-1 (Registration File No. 333-53475).

         *4.2     Allegiance Telecom, Inc. Employee Stock Discount Purchase
                  Plan.

         *5.1 Opinion of Mark B. Tresnowski, Senior Vice President and General Counsel of Allegiance Telecom, Inc., with respect to the legality of the shares of the Common Stock being registered hereby.

         *23.1    Consent of Arthur Andersen LLP.

         23.2     Consent of Mark B. Tresnowski (included in Exhibit 5.1).

         24.1 Powers of Attorney (included in Part II of this Registration Statement).

--------------

* Filed herewith

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
        Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 5, 1999.

                                      ALLEGIANCE TELECOM, INC.



                                      By  /s/ ROYCE J. HOLLAND
                                        ---------------------------------
                                        Royce J. Holland, Chairman of the Board
                                        and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Royce J. Holland, Thomas M. Lord, Dennis
M. Maunder and Mark B. Tresnowski and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                      ****

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 5, 1999.


/s/ ROYCE J. HOLLAND                              Chairman of the Board and Chief Executive Officer (Principal
-----------------------------------               Executive Officer)
Royce J. Holland


/s/ C. DANIEL YOST                                President, Chief Operating Officer and Director
-----------------------------------
C. Daniel Yost


/s/ THOMAS M. LORD                                Executive Vice President, Chief Financial Officer, and
-----------------------------------               Director (Principal Financial Officer)
Thomas M. Lord


/s/ DENNIS M. MAUNDER                             Vice President and Controller (Principal Accounting Officer)
-----------------------------------
Dennis M. Maunder


/s/ JOHN J. CALLAHAN                              Senior Vice President of Sales and Marketing and Director
-----------------------------------
John J. Callahan


/s/ PAUL D. CARBERY                               Director
-----------------------------------
Paul D. Carbery


/s/ JAMES E. CRAWFORD, III                        Director
-----------------------------------
James E. Crawford, III


/s/ JOHN B. EHRENKRANZ                            Director
-----------------------------------
John B. Ehrenkranz


/s/ PAUL J. FINNEGAN                              Director
-----------------------------------
Paul J. Finnegan


/s/ RICHARD D. FRISBIE                            Director
-----------------------------------
Richard D. Frisbie


/s/ REED E. HUNDT                                 Director
-----------------------------------
Reed E. Hundt


/s/ JAMES N. PERRY, JR.                           Director
-----------------------------------
James N. Perry, Jr.

                                  EXHIBIT INDEX


       Exhibit
        Number    Description
       --------   -----------
         3.1      Amended and Restated Certificate of Incorporation of the
                  Company, incorporated by reference to Exhibit 3.1 of the
                  Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12,
                  1998.

         3.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12, 1998.

         4.1      Form of certificate representing shares of Common Stock, $.01 par value per share, incorporated by reference to Exhibit 4.5 of the Company's Registration Statement on Form S-1
                  (Registration File No. 333-53475).

         *4.2     Allegiance Telecom, Inc. Employee Stock Discount Purchase
                  Plan.

         *5.1     Opinion of Mark B. Tresnowski, Senior Vice President and
                  General Counsel of Allegiance Telecom, Inc., with respect to the legality of the shares of the Common Stock being registered hereby.

         *23.1    Consent of Arthur Andersen LLP.

         23.2     Consent of Mark B. Tresnowski (included in Exhibit 5.1).

         24.1     Powers of Attorney (included in Part II of this Registration
                  Statement).


--------------

* Filed herewith